UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2025

Astrotech Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On October 27, 2025, the Board of Directors of Astrotech Corporation (the “Company”) appointed Scott Bartley, as Interim Chief Financial Officer, Treasurer and Secretary of the Company and Mr. Bartley will serve as the Interim Chief Financial Officer, Treasurer and Secretary of the Company pursuant to the terms of the Consulting Agreement (as defined below).

Mr. Bartley, age 56, has served as a financial consultant since 2011, including roles as Chief Financial Officer and controller for both public and private companies where he provided detailed accounting, reporting, fundraising and audit support. Mr. Bartley has served as a consultant at Bridgepoint Consulting since 2018. Previously, Mr. Bartley was owner and managing director of Tolarus Partners from 2013 to 2015 and Helix Advisors from 2011 to 2013 and again from 2015 to 2018, providing contract Chief Financial Officer and valuation services to technology, manufacturing and pharmaceutical clients. Mr. Bartley was Chief Financial Officer of Westlake Securities, a broker dealer from 2008 to 2011. Prior to Westlake Securities, Mr. Bartley was an Assurance Senior Manager at Deloitte & Touche, LLP. Mr. Bartley is a Certified Public Accountant and Certified Valuation Analyst. Mr. Bartley received a Bachelor of Business Administration and Master of Professional Accounting from the University of Texas at Austin. We believe Mr. Bartley is qualified to serve as interim Chief Financial Officer based on his Chief Financial Officer consulting experience, as well as his extensive accounting and finance background.

On October 5, 2025, the Company entered into a Consulting Services Agreement with Bridgepoint Consulting (the “Consulting Agreement”), effective October 5, 2025. Pursuant to the Consulting Agreement, Mr. Bartley will receive bi-weekly cash compensation in the amount of approximately $7,800 per week at $260 per hour in exchange for approximately 30 hours per week for such services. All travel and reasonable related travel expenses will be split between Bridgepoint and the Company. The Consulting Agreement provides that either party may terminate the Consulting Agreement upon two weeks written notice by either party, and requires that Mr. Barltey comply with certain confidentiality covenants. The Company will also enter into its standard form of indemnification agreement with Mr. Bartley, the form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2024, and a copy of which is attached hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Bartley and any other persons pursuant to which he was selected to serve as the Company’s Interim Chief Financial Officer, Treasurer and Secretary. There is no family relationship between Mr. Bartley and any director or executive officer of the Company. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 7.01 Regulation FD Disclosure.

On October 31, 2025, the Company issued a press release announcing the appointment of Mr. Bartley as Interim Chief Financial Officer, Treasurer and Secretary. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Form of Amended and Restated Indemnification Agreement of Astrotech Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2024).

10.2	Consulting Services Agreement, dated October 5, 2025, by and between Bridgepoint Consulting Agreement and Astrotech Corporation.
99.1	Press Release of Astrotech Corporation, dated October 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2025	Astrotech Corporation

	By:	/s/ Thomas B. Pickens III
Name: Thomas B. Pickens III
Chief Executive Officer, Chief Technology Officer and Chairman of the Board